Exhibit 10.5


                       EMPLOYMENT AGREEMENT


     This Employment Agreement is made and entered into as of the

1st day of May, 1994 by and between The Neiman Marcus Group, Inc.

(the "Company") a Delaware corporation having its principal place of business in Chestnut Hill, Massachusetts and BURTON TANSKY

("Executive").


                           I.  RECITALS

1.01.     The Executive is to be employed as Chairman and Chief

          Executive Officer of the Neiman Marcus division of The

          Neiman Marcus Group, Inc., from May 1, 1994 for the

          remainder of the term of this Employment Agreement.


1.02.     To ensure the continued services and association of the

          Executive, and to retain the Executive's experience,

          skills, ability and knowledge, the Company is willing

          to engage the Executive's services upon the terms of

          this Employment Agreement and the Executive agrees to

          become employed by the Company under the terms of this

          Employment Agreement.


                          II.  AGREEMENT


     In consideration of the recitals to this Employment

Agreement, the parties mutually covenant and agree as follows:

2.01.     POSITION AND REPORTING RESPONSIBILITIES OF EXECUTIVE

          As Chairman and Chief Executive Officer of Neiman

          Marcus, the Executive will report directly to the Chief

          Operating Officer of the Company on all matters

          relating to the Executive's performance and duties, and

          the performance of Neiman Marcus.  The Executive will

          devote his full, working time and best efforts to the

          performance of his duties.


2.02.     TERM OF EMPLOYMENT

          Subject to the limitations contained in this Employment

          Agreement, the Company will employ the Executive for a

          term beginning May 1, 1994 and ending January 31, 1997,

          and the Executive agrees to accept such employment.


                        II.  COMPENSATION


3.01.     BASE SALARY

          For his services hereunder, the Executive will receive

          base compensation at the annual rate of $600,000, paid

          in such installments as are paid to other, senior

          executives of Neiman Marcus.  Beginning in August 1995,

          and year to year thereafter for the duration of this

          Employment Agreement, the Company will review the

          Executive's salary.  Thereafter, at its yearly meetings

          (generally held in October), the Compensation Committee

           of The Neiman Marcus Group Board of Directors will

          consider annual percentage increases in the Executive's

          base salary, retroactive to the preceding August, based

          upon such salary reviews.


3.02.     STOCK OPTIONS

     a.   The Executive will be eligible for annual grants of

          nonqualified options to purchase shares of the

          Company's stock pursuant to the Company's 1987 Stock

          Incentive Plan up to the maximum number in accordance

          with the following formula:

          .6 x annual base salary  =    number of nonqualified stock options
          market value of shares        for which Executive is eligible
          on the day of award

          The actual number granted will be determined by the

          Compensation Committee of the Board of Directors of the

          Company and will be a function of the Executive's

          performance and the Company's achieving agreed upon

          performance goals.


3.03.     BONUSES

                a.   For the fiscal year ending July 31, 1994, the Executive

                     may elect to receive the greater of:

                     (i)  $67,500 - which is based upon $150,000 (i.e., 1/4

                          of his yearly Neiman Marcus salary) x .45 (his

                          bonus eligibility rate)

                                           or

                     (ii) The bonus the Executive would have earned at

                          Bergdorf Goodman for FY '94 based on his $525,000

                          base salary and 45% bonus eligibility.


                 b.  For the fiscal years thereafter, the Executive will be eligible to participate in the Company's Annual

                     Incentive Plan (Incentive Plan) pursuant to its terms.

                     The Executive's maximum bonus potential will be .45 x

                     actual base compensation received during the Company's

                     fiscal year, with the actual bonus amount based upon

                     the Executive's performance and the Company's achieving

                     agreed upon performance goals.


           3.04.     STOCK PURCHASE LOAN PLAN

                     The Executive will be eligible to secure loans from The

                     Neiman Marcus Group, Inc. in aggregate amounts up to

                     one (1) times his then-base salary for the purchase of

                     stock under the provisions of The Neiman Marcus Group,

                     Inc. Stock Purchase Loan Plan.


           3.05.     AUTOMOBILE

                     The Executive is eligible for a $1,000/month car

                     allowance. However, the Company will include as W-2

                     income the value of the Executive's personal use of the

                     vehicle or the amount of the car allowance allocated

                     for personal use, whichever is applicable.


           3.06.     RELOCATION BENEFITS

                     In connection with his move from the greater New York

                     area to the greater Dallas area in order to assume the

                     position of President and Chief Executive Officer of

                     Neiman Marcus, the Executive is eligible for the

                     benefits set forth in the draft Neiman Marcus Group

                     relocation policy (which he received on or about April

                     6, 1994) as modified, below.


                a.   The Company authorizes the Executive to use the Home

                     Purchase Program, described therein, for his primary

                     residence.


                b.   In lieu of the bridge loan arrangements set forth in

                     the policy, the Company would provide a bridge loan of

                     up to $600,000, at an annual interest rate of 5%, for

                     no more than nine (9) months.  Payments would be due

                     quarterly, in arrears.  The loan would be secured by a

                     second mortgage on the Executive's home in the Dallas,

                     Texas area.  The Executive agrees to execute all

                     documents reasonably related to the bridge loan,

                     including, but not limited to, mortgage, security

                     interest, and other documents evidencing the Company's

                     right to security for and repayment of the loan.


                c.   In lieu of the settling in allowance described in the

                     policy, the Company will provide the Executive with a

                     one-time payment of $60,000 (subject to applicable tax

                     and payroll deductions) when he closes on a new,

                     primary residence in the greater-Dallas area.


                d.   The Company will extend the Executive's eligibility for

                     temporary living expenses from the 30-day limit in the

                     policy to 120-days.


                e.   The Company will approve shipment of two of the

                     Executive's cars from the greater-New York area to the

                     greater-Dallas area.


           3.07.     OTHER COMPANY BENEFITS

                     The Executive will be entitled to and will receive

                     other benefits maintained by the Company for executives

                     of the Company at his level and with comparable

                     responsibilities, subject to such eligibility

                     requirements as are applicable generally to such other

                     executives.  The benefits include first class travel,

                     group health insurance, executive medical, dental and

                     disability benefits, group life insurance, four weeks

                     annual paid vacation during each 12 month period of

                     employment, up to $3,000 annually for financial

                     planning and tax assistance, and the opportunity to

                     participate in any deferred compensation, profit

                     sharing or retirement income plan for the Company's

                     executives, including The Neiman Marcus Group, Inc.

                     Supplemental Executive Retirement Plan (SERP).  In

                     addition, the Executive will be reimbursed for out-of-

                     pocket expenses reasonably incurred in the performance

                     of his duties hereunder, upon receipt of appropriate

                     accounting in accordance with Company policies.


           3.08.     SERVICE ACCRUAL

                     Provided the Executive remains continuously employed by

                     the Company until, or after, his 65th birthday, the

                     Executive will accrue service under The Neiman Marcus

                     Group, Inc. SERP at a rate equal to the product of 5/3

                     multiplied by his years of service (including

                     fractions of years) with the Company.  Thus, under such

                     circumstances, should the Executive retire at age 65,

                     he will be credited with 20 years' service for the

                     purpose of calculating his SERP benefit.  However,

                     should the Executive fail to remain continuously

                     employed by the Company until, or after, his 65th

                     birthday, the Executive's accrued service will be

                     calculated in the normal manner provided in the SERP.


                             IV.  TERMINATION OF EMPLOYMENT


           4.01. TERMINATION OF THIS EMPLOYMENT AGREEMENT UPON DISABILITY OF THE EXECUTIVE

                     If at the end of any month the Executive then is

                     and has been for either: (a) eighty percent (80%)

                     or more of the normal working days during the six

                     (6) consecutive full calendar months then ending;

                     or (b) fifty percent (50%) or more of the normal

                     working days during the twelve (12) consecutive

                     full calendar months then ending, unable to

                     perform his duties under this Employment Agreement

                     in the normal and regular manner, due to mental or

                     physical disability, then either the Company or

                     the Executive may terminate this Agreement and its

                     or his obligations hereunder, upon 30 days' notice

                     to the other of intent to terminate.  Nothing

                     contained in this paragraph is intended to limit

                     the Executive's right to any compensation or

                     benefits to which he is otherwise entitled under

                     the terms of any company policy, benefit plan, or

                     by operation of law.


          4.02. TERMINATION OF THIS EMPLOYMENT AGREEMENT UPON DEATH OF THE EXECUTIVE

                     If the Executive dies, this Employment Agreement

                     shall be terminated on the last day of the month

                     of the Executive's death.  However, nothing herein

                     is intended to limit the rights, if any, of the

                     Executive's heirs, devisees or estate to payments

                     or benefits in which the Executive has an accrued,

                     vested interest at the time of his death.


           4.03.     TERMINATION OF THE EXECUTIVE'S SERVICES FOR CAUSE

                     The Company may terminate the Executive's

                     services, for cause, upon written notice

                     specifying the reason for such termination.  All

                     of the Company's obligations under this Employment

                     Agreement shall cease upon the Executive's

                     termination for cause.  For the purpose of the

                     preceding sentence, "cause" shall mean: a breach

                     of duty by the Executive in the course of his

                     employment involving fraud, acts of dishonesty,

                     acts of moral turpitude, repeated insubordination,

                     failure to devote his full, working time and best

                     efforts to the performance of his duties, or

                     conviction of a felony or other criminal offense.


           4.04.     TERMINATION OF EXECUTIVE'S SERVICES UPON CHANGE OF

                     CONTROL

                a.   If the Executive's services are terminated without

                     cause or good reason within 24 months of a change

                     of control of Neiman Marcus, as a change of

                     control is defined below, or if within 24 months

                     of a change of such control, the Executive resigns

                     his employment because he is not permitted to

                     continue in a position comparable in duties and

                     responsibilities to that which he held before a

                     change in control, the Executive will receive the

                     termination package set forth in paragraph 4.05.a.


                b.   For the purposes of paragraph 4.04.a., change of

                     control shall mean:  (i) the sale of all or

                     substantially all of the assets of Neiman Marcus

                     to an entity other than the Company or Harcourt

                     General, Inc. or an entity wholly owned by the

                     Company or Harcourt General, Inc.; or (ii) the

                     sale of all or substantially all of the assets of

                     the Company to an entity other than Harcourt

                     General, Inc. or an entity wholly owned by the

                     Company or Harcourt General, Inc.; or (iii) any

                     person, entity or group having greater voting

                     power in the election of Company directors than

                     Harcourt General, Inc.


           4.05.     OTHER TERMINATION OF THE EXECUTIVE'S SERVICES

                 a.  If the Company does not intend to extend the

                     Executive's employment beyond January 31, 1997, it

                     will so notify him on or before October 31, 1996.

                     Notwithstanding such notification, the Company

                     will continue to pay the Executive his then-

                     current, base compensation until July 31, 1998,

                     reduced, dollar-for-dollar between August 1, 1997

                     and July 31, 1998, by the amount of any income the

                     Executive earns during that period from employment

                     of any kind (including, but not limited to, self-

                     employment), in full satisfaction of the Company's

                     obligations hereunder.


                 b.  If, during the term of this Employment Agreement,

                     the Company terminates the Executive's services

                     for any reason[s] other than those set forth in

                     paragraphs 4.01 and 4.03., above, the Executive

                     will continue to receive from the Company his base

                     compensation and existing benefits (but will

                     not receive any performance or incentive bonuses

                     or additional stock options), until the expiration

                     date of this Employment Agreement or for 18 months

                     (whichever is greater), in full satisfaction of

                     the Company's obligations hereunder.


           4.06.     EXTENSION OF THE EXECUTIVE'S EMPLOYMENT

                     Should the Company wish to continue the

                     Executive's employment beyond January 31, 1997,

                     the Company agrees to extend the Executive a good-

                     faith offer of compensation and benefits on or

                     before the expiration of this Employment

                     Agreement.


                     If, by January 31, 1997, the parties are unable to

                     agree on the terms and conditions of the

                     Executive's continued employment, the parties may:


                     a.   continue to discuss such terms and conditions

                          in the hope of reaching agreement, or


                     b.   terminate discussions and sever the

                          employment relationship.


                     Should either party choose to sever the employment

                     relationship pursuant to the provisions of this

                     paragraph, then the Company will continue to pay

                     the Executive his then-current, base compensation

                     until July 31, 1998, reduced, dollar-for-dollar,

                     between the date six months from the date the

                     employment relationship is severed and July 31,

                     1998, by the amount of any income the Executive

                     earns during that period from employment of any

                     kind (including, but not limited to self-

                     employment), in full satisfaction of the Company's

                     obligations hereunder.


                              V.  GENERAL PROVISIONS


           5.01.     ASSIGNABILITY

                     The Company will have the right to assign all

                     rights and obligations arising under this

                     Agreement to one or more of its subsidiaries or

                     affiliates, whether now existing or hereafter

                     organized.  Despite any such assignment, the

                     Company will remain bound by any obligations

                     running from the Company to the Executive under

                     the terms of this Agreement.


           5.02.     INTEGRATION

                     This Employment Agreement contains the entire

                     agreement between the parties and supersedes all

                     prior oral and written agreements, understandings

                     and commitments between the parties.  No amendment

                     to this Employment Agreement may be made except by

                     a writing signed by both parties.


           5.03.     SPECIFIC ENFORCEMENT

                     The Executive is obligated under this Employment

                     Agreement to render service of a special, unique,

                     unusual, extraordinary, and intellectual

                     character, thereby giving this Employment

                     Agreement peculiar value.  Thus, the loss of such

                     services could not be reasonably or adequately

                     compensated in damages in an action at law.

                     Therefore, in addition to other remedies provided

                     by law, the Company shall have the right during

                     the term or any renewal term of this Employment

                     Agreement to obtain injunctive relief against the

                     performance of services elsewhere by the

                     Executive.  The right to seek injunctive relief

                     will not extend to efforts of the Executive to

                     secure employment in connection with the

                     provisions of paragraph 4.04(a) or 4.05.


           5.04.     CONFIDENTIAL INFORMATION

                     The Executive acknowledges and stipulates that in

                     the performance of duties hereunder, the Company

                     will disclose to and entrust the Executive with

                     confidential and proprietary information which the

                     Executive may not disclose to any third party or

                     entity either during or after the Executive's

                     employment by the Company.  This paragraph

                     survives the expiration or termination of this

                     Agreement.


           5.05.     SEPARABILITY OF PROVISIONS

                     If one or more of the covenants or agreements

                     provided for in this Employment Agreement should

                     be contrary to law, then any such covenant or

                     agreement shall be null and void and shall be

                     deemed separable and divisible from the remaining

                     covenants or agreements.


           5.06.     CHOICE OF LAW

                     This Employment Agreement shall be interpreted and

                     enforced in accordance with the laws of the

                     Commonwealth of Massachusetts.


                IN WITNESS WHEREOF, the Company has caused this

           instrument to be executed on its behalf by a duly authorized officer and the Executive has executed this instrument, all as of the first day and year written above.



                                         THE NEIMAN MARCUS GROUP, INC.



                                           By  s/Robert J. Tarr, Jr.
                                           Robert J. Tarr, Jr.



                                           s/Burton Tansky
                                           Executive